EXHIBIT 1.2

$600,000,000

PHILLIPS-VAN HEUSEN CORPORATION

7.375% Senior Notes due 2020

Underwriting Agreement

April 23, 2010

BARCLAYS CAPITAL INC.

DEUTSCHE BANK SECURITIES INC.
BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE SECURITIES (USA) LLC
RBC CAPITAL MARKETS CORPORATION

As Representatives of the several Underwriters
named in Schedule I hereto

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $600.0 million aggregate principal amount of its 7.375% Senior Notes due 2020 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC and RBC Capital Markets Corporation, the investment banking division of Royal Bank of Canada, are acting as representatives (the “Representatives”).  The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof), (ii) be issued pursuant to an Indenture, dated as of May 6, 2010 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”).  This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.  For the avoidance of doubt, except as specifically provided otherwise, references in this Agreement to the Company's “subsidiaries” refer to the subsidiaries of the Company prior to the closing of the Acquisition (as defined below).

On March 15, 2010, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Tommy Hilfiger Corporation, a British Virgin Islands corporation (“BVI Seller”), Stiching Administratiekantoor Elmira, a foundation under Dutch law (stichting) (“Foundation”) and Tommy Hilfiger Holding S.A.R.L., a Luxembourg limited liability company (“LUX Seller” and together with Foundation, BVI Seller and the TH Shareholders, the “Seller”), Asian and Western Classics B.V., a Dutch limited liability company and Prince 2 B.V., a Dutch private company, to acquire (the “Acquisition”) Tommy Hilfiger B.V., a Dutch limited liability company (“Tommy Hilfiger B.V.” together with its subsidiaries, the “TH Group”).  In connection with the Acquisition and substantially simultaneously with the issuance and sale of the Notes, the Company intends to (i) enter into senior secured bank facilities in an aggregate amount of up to approximately $2,600 million1 (the “Credit Facilities”), (2) issue and sell 5.0 million shares of its common stock (excluding over-allotment options) in a public offering (the “Common Stock Offering”), (3) issue and sell in a private placement 4,000 shares of Series A Convertible Preferred Stock to LNK Partners, L.P. and LNK Partners (Parallel), L.P. (together, “LNK”) pursuant to that certain Securities Purchase Agreement, dated March 15, 2010 (the “LNK PSA”) and 4,000 shares of the Company's Series A Convertible Preferred Stock to MSD Brand Investments, LLC (“MSD”) pursuant to that certain Securities Purchase Agreement dated March 15, 2010 (the “MSD PSA”) (the “Preferred Stock Offering”, and together with the Common Stock Offering, the “Equity Issuances”) and (4) repurchase up to all of the outstanding 7¼% senior notes due 2011 and the 8⅛% senior notes due 2013 of the Company pursuant to that certain Offer to Purchase and Consent Solicitation Statement, dated April 7, 2010, as amended or supplemented, and redeem and/or discharge any such notes that remain outstanding following completion of such offer to purchase (the “Debt Repurchases” and together with the Acquisition, the Credit Facilities and the Equity Issuances, the “Transactions”).  As disclosed in the Preliminary Prospectus and the Prospectus (each as defined below), the closing of this offering of Notes will occur concurrently with, and is conditioned upon, the closing of the Acquisition.

1.

Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees with each Underwriter that:

(a)

An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Notes (File No. 333-166190) (i) has been prepared by the Company in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act.  Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representatives; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission.  For purposes of this Agreement, the following terms have the specified meanings:

“Applicable Time” means 2:30 p.m. (New York City time) on the date of this Agreement;

“Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;

“Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

“Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

“Final Term Sheet” means the term sheet prepared pursuant to Section 4(a) of the Agreement and substantially in the form attached in Schedule III hereto;

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

“Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters;

“Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representatives for use by the Underwriters; and

“Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

“TH Shareholders” means certain funds of Apax Partners L.P. that control The TH Group and the other TH Group shareholders.

“Transaction Documents” means, collectively the documents related to the Acquisition, the Credit Facilities, the Equity Issuances and the Debt Repurchases.

Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement).  Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

(b)

The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the Company's knowledge, threatened by the Commission.  The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or, to the Company's knowledge, threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus.  The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(c)

The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) eligible to use Form S-3 for the offering of the Notes, including not being an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Notes.

(d)

The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.

(e)

The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided however that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(f)

The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(g)

The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).

(h)

The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)

The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the most recent Preliminary Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j)

Each of the subsidiaries listed on Exhibit A (the “Material Subsidiaries”) (i) has been duly incorporated and (ii) is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the most recent Preliminary Prospectus; and each Material Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.  All of the issued and outstanding capital stock of each Material Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, except as disclosed in the most recent Preliminary Prospectus, the capital stock of each Material Subsidiary is owned by the Company, directly or through subsidiaries free from material liens and encumbrances.

(k)

This Agreement has been duly authorized, executed and delivered by the Company.

(l)

The Indenture has been duly authorized, executed and delivered (and when executed as to the Supplemental Indenture) by the Company and, assuming the due authorization, execution and delivery by the Trustee, is or will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law).  The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies in all material respects with the requirements of the Trust Indenture Act and (iii) conforms in all material respects to the description thereof in the most recent Preliminary Prospectus and the Prospectus.

(m)

Each of the Transaction Documents has been or will be duly authorized, executed and delivered by the Company and its subsidiaries party thereto and, assuming the due authorization, execution and delivery by each of the parties thereto, is or will be a valid and binding agreement of the Company and its subsidiaries party thereto enforceable against the Company and its subsidiaries party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), and the Transaction Documents conform, or will conform, in all material respects, to the descriptions thereof in the Disclosure Package and the Prospectus.  The representations in this Section 1(m) regarding the Company's subsidiaries are also made, as of the date hereof, to the Company's knowledge regarding its subsidiaries as they will be constituted immediately upon consummation of the Acquisition.  As of the Closing Date, such representations will be made by the Company to include its subsidiaries as they will be constituted immediately upon consummation of the Acquisition but without qualification for the Company's knowledge.

(n)

The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding in equity or at law), and the Notes conform, or will conform in all material respects, to the description thereof in the Disclosure Package and the Prospectus.

(o)

The execution, delivery and performance by the Company of this Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the issuance and sale of the Notes by the Company and compliance by the Company with all of the provisions of this Agreement, the Indenture and the Notes, and the application of the proceeds of the offering contemplated hereby, as described in the most recent Preliminary Prospectus under the caption “Use of Proceeds”, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries under (i) the charter, bylaws or other organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the assets or properties of the Company or any of its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement and the Indenture.

(p)

The execution, delivery and performance by the Company and its subsidiaries party thereto of the Transaction Documents and the consummation of the Transactions, do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company and its subsidiaries party thereto under (i) the charter, bylaws or other organizational documents of the Company and its subsidiaries party thereto, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company and its subsidiaries party thereto or any of their properties, assets or operations or (iii) any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company and its subsidiaries are party or by which the Company and its subsidiaries  is bound or to which any of the assets or properties of the Company and its subsidiaries are subject, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations or defaults or liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement and the Indenture.  The representations in this Section 1(p) regarding the Company's subsidiaries are also made, as of the date hereof, to the Company's knowledge regarding its subsidiaries as they will be constituted immediately upon consummation of the Acquisition.  As of the Closing Date, such representations will be made by the Company to include its subsidiaries as they will be constituted immediately upon consummation of the Acquisition but without qualification for the Company's knowledge.

(q)

Except as described or summarized in the most recent Preliminary Prospectus and with respect to shares of the Series A Convertible Preferred Stock issued to LNK pursuant to the LNK SPA and to MSD pursuant to the MSD PSA and the registration rights granted the TH Shareholders pursuant to the Selling Stockholder Agreement between the Company and the TH Shareholders to be entered into upon consummation of the Acquisition (the "Preferred Stockholder Agreements") there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(r)

Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or other constitutive documents, except (in the case of such subsidiaries only) as would not have a Material Adverse Effect, or (ii) except as would not have a Material Adverse Effect, in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

(s)

No consent, approval, order, registration or authorization of or filing with any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, except for consents, approvals, orders and authorizations required under the Securities Act, the Rules and Regulations or applicable securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.

(t)

The Company's capitalization as of January 31, 2010 on an actual and pro forma basis for the consummation of the Offering of the Notes, the application of the proceeds therefrom and the consummation of the Transactions, as such transactions are described in the Preliminary Prospectus and the Prospectus, is set forth in the Preliminary Prospectus and the Prospectus, respectively.

(u)

Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, which have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent registered public accountants as required by the Securities Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(v)

PricewaterhouseCoopers Accountants N.V., who has certified certain financial statements of Tommy Hilfiger B.V. are independent registered public accountants as required by the American Institute of Certified Public Accountants.

(w)

The financial statements of the Company (including the related notes and supporting schedules) included or incorporated by reference in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.  The pro forma financial information and the related notes thereto included in the most recent Preliminary Prospectus present fairly, in all material respects, the information presented therein at the dates and for the periods indicated and have been prepared in accordance with the applicable requirements of Regulation S-X under the Securities Act and the assumptions underlying such pro forma financial information are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(x)

To the Company's knowledge, the financial statements of Tommy Hilfiger B.V. (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards, as issued by the International Accounting Standards Board, applied on a consistent basis throughout the periods involved.

(y)

The Company and each of its subsidiaries have good and marketable title to all items of real property and other property owned by each of them, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim of any third party or defect in title, except (i) to the extent such would not, individually or in the aggregate, have a Material Adverse Effect and (ii) liens described in the most recent Preliminary Prospectus (including liens securing indebtedness under the Credit Facilities, liens securing the Company’s 7¾% debentures due 2023 and a lien in favor of Mr. Calvin Klein).  Any real property and other property held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with no exceptions except as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)

The Company and each of its subsidiaries carry or are entitled to the benefits of insurance in such amounts as, in the reasonable judgment of the Company, are sufficient for the businesses in which they are engaged and, except as would not have a Material Adverse Effect, all such insurance is in full force and effect.

(aa)

The Company is not, and on the Closing Date, after giving effect to the offering of the Notes, the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus and the consummation of the Transactions will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(bb)

Except as disclosed in the most recent Preliminary Prospectus, there are no pending actions, suits, proceedings or investigations against or, to the Company’s knowledge, affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company or any of its subsidiaries party thereto, to perform its obligations under this Agreement, the Indenture, the Notes or the Transaction Documents; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened.

(cc)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

(dd)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each of its subsidiaries have filed on a timely basis, or caused to be filed on a timely basis, in each case, taking into account extensions, any and all tax returns required to be filed by them under applicable law, which returns are complete and correct in all material respects.  Neither the Company nor any of its subsidiaries is in default in the payment of any taxes, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)

Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or that could reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(ff)

Except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in the most recent Preliminary Prospectus, there has not been a Material Adverse Effect.  To the Company's knowledge, except as disclosed in the most recent Preliminary Prospectus, since the date of the latest audited financial statements of Tommy Hilfiger B.V. included in the most recent preliminary Prospectus, there has not been any material adverse change in the financial condition, business, properties or results of operations of the TH Group.

(gg)

The Company and its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls over financial reporting that the Company believes are sufficient to provide reasonable assurance that transactions are properly authorized and recorded and detailed records are kept which accurately and fairly reflect financial activities, so as to permit the preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States.

(hh)

 The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13(a)-15(e) under the Exchange Act), such disclosure controls and procedures are designed in a manner the Company believes sufficient to ensure that the information required to be disclosed by the Company and its subsidiaries in the reports they file or submit under the Exchange Act is accumulated and communicated to the management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and to the extent required by the Rules and Regulations, to allow timely decisions regarding required disclosure to be made and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii)

 Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Ernst & Young LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) since that date, to the Company’s knowledge, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj)

Since the date of the most recent balance sheet of Tommy Hilfiger B.V. reviewed or audited by PricewaterhouseCoopers Accountants N.V., (i) the Company has not been advised of and does not have knowledge of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of Tommy Hilfiger B.V and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of Tommy Hilfiger B.V. and each of its subsidiaries.

(kk)

The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 4(a) or 5(a), as applicable.

(ll)

The Company and its subsidiaries possess certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates, authorities or permits would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect.

(mm)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, or except as disclosed in the most recent Preliminary Prospectus (including, without limitation, such disclosure as to the ownership of the Calvin Klein brands by the Calvin Klein Trademark Trust):  (i) the Company or one if its subsidiaries own, or have a valid license to use on reasonable terms, patents, patent rights, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and Internet domain names or other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as now conducted; and (ii) neither the Company nor any of its subsidiaries (X) to the knowledge of the Company, is in violation or infringement of, or has violated or infringed, any intellectual property rights of any other person or (Y) has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would reasonably be expected to render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein.  The Company or one of its subsidiaries own the owned Intellectual Property free and clear of any liens or encumbrances, except as disclosed in the most recent Preliminary Prospectus (including, liens under the Company’s Credit Facilities, liens under the Company’s 7¾% debentures due 2023 and a lien in favor of Mr. Calvin Klein).  As of the date of this Agreement there are not, and as of the date of the Closing there will not be, any events which are reasonably likely to result in a foreclosure on any such liens.

(nn)

No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has notified the Company in writing that it is considering imposing) any condition (financial or otherwise) on the Company's retaining any rating assigned to the Company or any securities of the Company or (ii) has notified the Company in writing that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any securities of the Company (other than, in the cases of both (a) and (b), as has been publicly announced prior to the date of this Agreement).

(oo)

Neither the Company nor any of its Material Subsidiaries is in violation of any statute, law, rule, regulation, judgment, order or decree (including, without limitation environmental laws and the Employee Retirement Security Act of 1974, as amended) applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(pp)

Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(qq)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

(rr)

Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)

To the knowledge of the Company, the representations and warranties of Tommy Hilfiger B.V. contained in Article 3 and of the Seller contained in Article 4 of the Purchase Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Purchase Agreement, and are, as of the date hereof, true and accurate in all material respects.  To the knowledge of the Company, none of the TH Group or Seller was, as of the date of the Purchase Agreement, or are, as of the date hereof, in default or breach, and no event has occurred that, with notice or lapse or time or both, would constitute such default or breach, of the due performance or observance of any term, agreement, covenant or condition contained in the Purchase Agreement, in each case except to the extent that such default or breach would not reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of the TH Group or on the ability of the TH Group or the Seller to consummate the Acquisition.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.

2.

Purchase of the Notes by the Underwriters.  Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 97.875% of the principal amount thereof, plus accrued interest, if any, from May 6, 2010, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.

3.

Delivery of and Payment for the Notes.  Delivery of the Notes will be made at the offices of Wachtell, Lipton, Rosen & Katz, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at 10:00 A.M., New York City time, on May 6, 2010 or on such later date not more than three Business Days after such date as may be determined by the Representatives and the Company (such time and date, the “Closing Date”).

Delivery of the Notes will be made to the Representatives by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds.  Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representatives will otherwise instruct.  Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.

4.

Covenants of the Company.  The Company covenants and agrees with each Underwriter that:

(a)

The Company (i) will prepare the Prospectus in a form approved by the Representatives and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representatives after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representatives with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representatives promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly reasonable best efforts to obtain its withdrawal.

(b)

The Company will prepare and file with the Commission any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the judgment of the Representatives or the Company, may be required by the Securities Act or requested by the Commission or necessary or advisable in connection with the offering of the Notes.

(c)

The Company will furnish to each of the Representatives such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representatives may from time to time reasonably request.

(d)

During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus.  If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representatives and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representatives may from time to time reasonably request.

(e)

As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, the Company will make generally available to its security holders and the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) satisfying the requirements of Section 11(a) of the Securities Act and the  Rules and Regulations (including, at the option of the Company, as permitted by Rule 158).

(f)

The Company will, whether or not this Agreement becomes effective or is terminated or the sale of the Notes to the Underwriters is consummated, pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(k) hereof (including the related reasonable fees and expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes (including related reasonable fees and expenses of counsel to the Underwriters); (viii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (ix) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f).

(g)

Until completion of the distribution of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(h)

The Company will apply the net proceeds from the sale of the Notes as set forth in the most recent Preliminary Prospectus and the Prospectus.

(i)

Until 90 days following the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms thereof).

(j)

The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(k)

The Company will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(l)

The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

5.

Free Writing Prospectuses.

(a)

The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the entire Disclosure Package, did not, as of the Applicable Time and as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)

Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not use or refer to a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representatives.

(c)

The Company represents and warrants to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

6.

Conditions of Underwriters’ Obligations.  The obligations of the Underwriters hereunder are subject to (i) the accuracy in all respects of the representations and warranties of the Company contained herein that are qualified by materiality or Material Adverse Effect and the accuracy in all material respects of the representations and warranties of the Company contained herein that are not so qualified, in each case as of the date hereof and as of the Closing Date (as if made at the Closing Date) and (ii) each of the following additional terms and conditions:

(a)

The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representatives in accordance with the terms of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice from the Commission of any stop order or any order preventing or suspending the use of the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to each of the Representative’s satisfaction.

(b)

No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the reasonable opinion of counsel to the Underwriters, is material, or omits to state any fact which, in the reasonable opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Notes, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)

The Representatives shall have received from Wachtell, Lipton, Rosen & Katz, counsel for the Company, its written opinion and negative assurance statement, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B-1.

(e)

The Representatives shall have received from Mark D. Fischer, Esq., General Counsel for the Company, his written opinion, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B-2.

(f)

The Representatives shall have received from Prickett, Jones & Elliot, a professional corporation, Delaware counsel for the Company, its written opinion, addressed to the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives, substantially in the form of Exhibit B-3.

(g)

The Representatives shall have received from Dewey & LeBoeuf LLP, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representatives, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h)

The Representatives shall have received from the Company a certificate, dated the Closing Date, of its Senior Vice President, Treasurer and Investor Relations and Senior Vice President, General Counsel and Secretary stating that, to their knowledge after reasonable investigation: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, or true and correct in all material respects where such representations and warranties are not qualified by materiality or Material Adverse Effect, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; (iii) the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto (including any documents incorporated or deemed to be incorporated by reference into the most recent Preliminary Prospectus and the Prospectus), and, in their opinion, the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package and the Prospectus only (and any amendments or supplements thereto), in light of the circumstances under which they were made) not misleading; and (iv) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth.

(i)

The Company shall have (i) delivered the certificate provided for in Section 7.2(e)(ii) of the Purchase Agreement and (ii) received the certificate provided for in Section 7.2(e)(iii) of the Purchase Agreement, in each case conforming to the applicable requirements of such sections of the Purchase Agreement in all material respects.

(j)

The Representatives shall have received a certificate from the Chief Financial Officer of the Company stating that the financial information attached as Schedule A thereto, contained in the Preliminary Prospectus and the Prospectus has been derived from the records of the Company and to the best of his knowledge and belief is accurate as of the dates set forth in the documents in which they are contained.

(k)

The Representatives shall have received a certificate from the Chief Financial Officer of Tommy Hilfiger B.V. stating that the financial information attached as Schedule A thereto, contained in the Preliminary Prospectus and the Prospectus has been derived from the records of Tommy Hilfiger B.V. and to the best of his knowledge and belief is accurate as of the dates set forth in the documents in which they are contained.

(l)

Neither the Company nor any of its Material Subsidiaries nor the TH Group shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) except for the grant of equity pursuant to its existing stock incentive plans, and borrowings and letters of credit issued under the Company’s existing revolving credit facility, since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Material Subsidiaries or the TH Group or any change, or any development involving a prospective change, in or affecting the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole or the TH Group, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes or on the terms and in the manner contemplated in the Prospectus.

(m)

Concurrently with the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial E&Y comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(n)

The Representatives shall have received a “bring-down comfort” letter (the “E&Y bring-down comfort letter”) from Ernst & Young LLP, the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the E&Y bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the E&Y bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial E&Y comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial E&Y comfort letter.

(o)

Concurrently with the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers Accountants N.V., the Tommy Hilfiger B.V. independent registered public accounting firm, a “comfort” letter (the “initial PWC comfort letter”) addressed to the Representatives on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(p)

The Representatives shall have received a “bring-down comfort” letter (the “PWC bring-down comfort letter”) from PricewaterhouseCoopers Accountants N.V., the Company’s independent registered public accounting firm, addressed to the Representatives on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representatives reaffirming, as of the date of the PWC bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the PWC bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial PWC comfort letter.

(q)

Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications (other than as has been publicly announced on or prior to the date of this Agreement).

(r)

Each of (i) the consummation of the Acquisition, (ii) the initial funding of the Credit Facilities and (iii) the repurchase of the 7 1/4% senior notes due 2011 and the 8 1/8% senior notes due 2013 of the Company, in each case in accordance with the disclosure relating thereto in the Preliminary Prospectus and the Prospectus, shall have occurred or shall occur concurrently with the consummation of the offering of the Notes.  The Company shall have delivered or otherwise made available to the Representatives fully executed copies of the Transaction Documents, including all schedules, exhibits and attachments thereto.

(s)

Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities except for existing hostilities in Iraq and Afghanistan, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.

All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory in form and substance to the Representatives and to counsel for the Underwriters.

7.

Indemnification and Contribution.  (i)  The Company will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) (x) the omission or alleged omission to state in the Registration Statement~~,~~ a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, or any such issuer information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of the Underwriters, expressly therein (which information is specified in Section 12 hereof).

(b)

Each Underwriter, severally, but not jointly, will indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) (x) the omission or alleged omission to state in the Registration Statement~~,~~ a material fact required to be stated therein or necessary to make the statements therein not misleading; or (y) the omission or alleged omission to state in any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented~~,~~ or any Issuer Free Writing Prospectus, or any such issuer information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company promptly upon demand, but in no event later than 30 days following such demand, for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 12 hereof).

(c)

Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under such subsection, notify each indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify each such indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action will be brought against any indemnified party, and it notifies each indemnifying party thereof, each such indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with each other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from each indemnifying party to the indemnified party of its election to assume the defense of such claim or action, each such indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the indemnified party will have the right to employ counsel to represent the indemnified party who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under Section 7(a) or (b), as applicable if (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and in the judgment of such counsel it is advisable to employ separate counsel, (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which event the fees and expenses of such separate counsel will be paid by the indemnifying party and (iv) the named parties in any such proceeding (including any impleaded parties) including both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed promptly, but in no event later than 30 days, following demand from the indemnified parties for reimbursement of such fees and expenses as they are incurred; provided, however, that upon a final determination by a court of competent jurisdiction that any indemnified party was not entitled to payment of such expenses by the indemnifying party pursuant to this subsection (c) (including because such party is not entitled to indemnification with respect to such matter pursuant to this Section 7), such indemnified party shall promptly reimburse such payment to the indemnifying party.  No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of each indemnifying party or if there be a final judgment for the plaintiff in any such action, each such indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d).  Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).

(e)

The obligations of the Company under this Section 7 will be in addition to any liability that the Company may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective affiliates, officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

2.

Substitution of Underwriters.  If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto.  If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes.  If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.

If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representatives may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and each of the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representatives, may thereby be made necessary.

Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.

3.

Termination; Reimbursement of Expenses.  Until the Closing Date, this Agreement may be terminated by the Representatives on behalf of the Underwriters by giving notice as hereinafter provided to the Company if the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder or any condition to the Underwriters’ obligations hereunder is not fulfilled.  Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in this Section 9 or Sections 4(f) or 7 hereof.  If the sale of the Notes provided for in this Agreement is not consummated (i) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or (ii) because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including reasonable fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder (upon demand and presentation of reasonable supporting documentation).  It is understood, however, that, except as otherwise provided in this Section 9 or Section 4(f) or 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes.

Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.

4.

Survival of Certain Provisions.  The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5.

Notices.   Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice will be in writing by mail, telex or facsimile transmission addressed to the address of the Company set forth in the Registration Statement, Attention: Mark D. Fischer, Esq., Senior Vice President, General Counsel and Secretary, facsimile number (212)-381-3993, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representatives in care of Barclays Capital Inc., 745 Seventh Ave, New York, New York 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration (with a copy to the General Counsel at the same address), provided, however, that any notice to an Underwriter pursuant to Section 7(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any party hereto by the Representatives upon request.  Any such statements, request, notices or agreements shall take effect at the time of receipt thereof.  The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

6.

Information Furnished by Underwriters.  The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding the delivery of shares by the Underwriters set forth on the cover page of, and the subsection entitled “Over-Allotment, Stabilization and Related Transactions” (other than the final paragraph thereof) appearing under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus constitute the only information furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus.

7.

Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

8.

Nature of Relationship.  The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company.  The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

9.

Parties.  This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of affiliates of or the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

10.

Definition of “Business Day”. “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City.

11.

Governing Law.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

12.

Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

13.

Counterparts.  This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

Very truly yours,

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ MARK D. FISCHER

Name:  Mark D. Fischer

Title:    Senior Vice President

Confirmed and accepted as of
the date first above mentioned

BARCLAYS CAPITAL INC.

By:

/s/ BENJAMIN BURTON

Name:  Benjamin Burton
Title:    Managing Director

DEUTSCHE BANK SECURITIES INC.

By:

/s/ ALEXANDRA BANE

Name:  Alexandra Bane
Title:    Managing Director

By:

/s/ NICHOLAS HAYES

Name:  Nicholas Hayes
Title:    Managing Director

BANC OF AMERICA SECURITIES LLC

By:

/s/ AARON PEYTON

Name:  Aaron Peyton
Title:    Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:

/s/ ALI K. MEHDI

Name:  Ali K. Mehdi
Title:    Managing Director

RBC CAPITAL MARKETS CORPORATION

By:

/s/ JAMES S. WOLFE

Name:  James S. Wolfe
Title:    Managing Director

Each as a Representative and on behalf of the several Underwriters named in Schedule I hereto

Signature Page Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of Notes to be Purchased
Barclays Capital Inc	$142,581,819
Deutsche Bank Securities Inc.	$142,581,819
Banc of America Securities LLC	$113,781,818
Credit Suisse Securities (USA) LLC.	$113,781,818
RBC Capital Markets Corporation	$30,000,000
BBVA Securities Inc.	$8,181,818
Credit Agricole Securities (USA) Inc.	$8,181,818
Fortis Bank (Nederland) N.V.	$8,181,818
HSBC Securities (USA) Inc.	$8,181,818
Scotia Capital (USA) Inc.	$8,181,818
SunTrust Robinson Humphrey, Inc.	$8,181,818
U.S. Bancorp Investments, Inc.	$8,181,818

Total	$600,000,000

Schedule I

SCHEDULE II

ISSUER FREE WRITING PROSPECTUSES

•

Final Term Sheet, dated April 23, 2010, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

Schedule II

SCHEDULE III

Filed pursuant to Rule 433
Registration Statement No. 333-166190

PHILLIPS-VAN HEUSEN CORPORATION

7.375% Senior Notes due 2020

April 23, 2010

Pricing Supplement

Pricing Supplement dated April 23, 2010 to the Preliminary Prospectus Supplement dated April 20, 2010 of Phillips-Van Heusen Corporation.  This Pricing Supplement is qualified in its entirety by reference to the Preliminary Prospectus Supplement.  The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.  Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Prospectus Supplement. Financial information presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent affected by the changes described herein including, without limitation, the Sources and Uses table on pages S-9 to S-10 and the Capitalization table on page S-44.

Issuer:	Phillips-Van Heusen Corporation
Principal Amount:	$600,000,000 (which represents an increase of $75,000,000 from the Preliminary Prospectus Supplement)
Security Type:	Senior Notes
Legal Format:	SEC Registered
Settlement Date:

May 6, 2010

Purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+9, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement.  Purchasers of the notes who wish to trade the notes prior to their delivery hereunder should consult their advisors.

Maturity Date:	May 15, 2020
Issue Price:	100% of principal amount
Coupon:	7.375%
Benchmark Treasury:	3.625% due February 15, 2020
Spread to Benchmark Treasury:	356 basis points
Treasury Strike:	3.813%
Yield to Maturity:	7.375%
Interest Payment Dates:	Semi-annually on May 15 and November 15, commencing on November 15, 2010
Use of Proceeds:

To fund, in part, the acquisition of Tommy Hilfiger B.V. and its subsidiaries, to repurchase or redeem the Issuer’s outstanding 7¼% senior notes due 2011 and 8⅛% senior notes due 2013 and to pay related fees and expenses.

Change of Control:

Upon the occurrence of certain change of control events, each holder may require the Issuer to repurchase all or a portion of the notes at a purchase price of 101% of such holder’s principal amount plus accrued and unpaid interest, if any, to but not including the date of purchase.

Redemption Provisions:

Prior to May 15, 2013, up to 35% of the aggregate principal amount originally issued at a redemption price of 107.375%, plus accrued and unpaid interest, if any, to but not including the redemption date, with the net cash proceeds of one or more Equity Offerings.

On or after May 15, 2015, at the following redemption prices, plus accrued and unpaid interest, if any, to but not including the redemption date:

Period

Redemption price of  notes

2015

103.688%

2016

102.458%

2017

101.229%

2018 and thereafter

100%

Make-whole call:

At any time prior to May 15, 2015, 100% of the principal amount of the notes to be redeemed plus the greater of 1.0% of the principal amount thereof and a discount rate of Treasury plus 50 basis points.

Denominations:	$2,000 and integral multiples of $1,000 thereof.
Joint Bookrunners and Global Coordinators:	Barclays Capital Inc. Deutsche Bank Securities Inc.
Joint Bookrunners:	Banc of America Securities LLC Credit Suisse Securities (USA) LLC RBC Capital Markets Corporation
Co-Managers:

BBVA Securities Inc.

Credit Agricole Securities (USA) Inc.

Fortis Bank (Nederland) N.V.

HSBC Securities (USA) Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

CUSIP:	718592 AK4
Ratings:*	B2, BB
Additional Changes to the Preliminary Prospectus Supplement:

In addition to pricing information set forth above the Preliminary Prospectus Supplement is hereby revised to reflect the following:

Common Stock Offering Size

On April 22, 2010 the Issuer priced its public offering of 5,000,000 shares of its common stock at $66.50 per share.  This does not include 750,000 additional shares that are subject to the underwriters' over-allotment option.

* A securities rating is not a recommendation to buy, sell or hold securities any may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering.  Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc., by calling 1-888-603-5847 or barclaysprospectus@broadridge.com.

Schedule III

EXHIBIT A

MATERIAL SUBSIDIARIES

As used in the Underwriting Agreement, the “Material Subsidiaries” of the Company are as follows:

Calvin Klein, Inc.

Cluett Peabody Resources Corporation

Cluett Peabody & Co, Inc.

PVH Neckwear, Inc.

EXHIBIT A

EXHIBIT B-1

FORM OF OPINION OF ISSUER’S COUNSEL

1.

The Agreement has been duly authorized, executed and delivered by the Company.

2.

The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.

The Notes have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

4.

The Indenture and the Notes conform in all material respects to the descriptions thereof contained in the Prospectus.

5.

The Indenture is qualified under the Trust Indenture Act of 1940, as amended.

6.

The execution and delivery by the Company of the Agreement and the Indenture and the Company’s performance of its obligations thereunder and the application of the proceeds from the issuance and sale of the Notes as described in the Prospectus under the caption “Use of Proceeds” will not result in a breach or violation of any of the terms and provisions of or constitute a default under, (x) any U.S. federal or State of New York statute, rule or regulation that is material to the Company, and that we have, in the exercise of customary professional diligence, recognized as applicable to such entity or to transactions of the type contemplated by the Agreement or the Indenture; or (y) the Company's Charter and the Company's By-Laws, except in the case of clause (x) for any such conflict, breach, violation or default which would not, individually or in the aggregate, have a Material Adverse Effect or would not be reasonably expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement.

7.

No filing with, or authorization, approval, consent or order of any court or governmental agency under any U.S. federal or State of New York law that we have, in the exercise of customary professional diligence, recognized as applicable to the Company or to transactions of the type contemplated by the Prospectus with respect to the issuance and sale of the Notes and the application of the proceeds from the issuance and sale of the Notes as described in the Prospectus under the caption “Use of Proceeds” is necessary or required in connection with the due authorization, execution and delivery of the Agreement by the Company or the execution, delivery or performance of the Indenture by the Company, except such filings, authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees as may be required (i) and made or obtained prior to the date hereof; (ii) under the rules and regulations of the Financial Industry Regulatory Authority in connection with actions taken by the Underwriters with respect to the Agreement; (iii) under applicable state or foreign securities or blue sky laws and (iv) which would not, individually or in the aggregate, have a Material Adverse Effect or would not be reasonably expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement.

8.

Each of the Registration Statement, at the Effective Date, and the Preliminary Prospectus and the Prospectus (other than documents incorporated by reference therein, the financial statements and related notes thereto, other information and data of a financial, statistical or accounting nature and contained or omitted therein and the Statement of Eligibility on Form T-1, as to which no opinion is rendered), each as of its date, comply as to form in all material respects with the applicable requirements of the Securities Act.

9.

The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act and was filed with the Commission on the date specified in such opinion, and upon its filing automatically became effective under the Securities Act.  The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations, in each case on the date specified in such opinion.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and no proceeding for such purpose has been instituted or threatened by the Commission.

10.

The Company is not, and after giving effect to the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, and the application of the proceeds from the issuance and sale of the Notes as described in the Prospectus under the caption “Use of Proceeds” will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.

The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Description of the Tommy Hilfiger Acquisition” insofar as they purport to constitute a summary of matters of law and a summary of legal matters or the documents referred to therein, are correct summaries in all material respects.

12.

The discussion set forth in the section entitled “Certain U.S. Federal Income Tax Considerations” in the Prospectus, insofar as such discussion summarizes U.S. federal income tax law, is accurate in all material respects (subject to the exceptions, limitations and qualifications described herein and therein and subject to the assumptions and beliefs described herein and therein being true).

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates or opinions of responsible officers of the Company and Tommy Hilfiger B.V. and upon certificates from public officials.  Such counsel may assume, to the extent counsel deems proper, that all of the representations and warranties contained in the Agreement are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of such opinion).  Such counsel may assume, to the extent counsel reasonably deems proper, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as copies.

Such opinion may state that it was not intended or written for use, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties, that it was written to support the promotion or marketing of the matters addressed in such opinion and that each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Such opinion shall be subject to customary assumptions, qualifications and exceptions, including enforceability exceptions, as counsel deems proper, subject to Section 6(d) of the Agreement.  Capitalized terms used but not defined shall have the meanings assigned thereto in the Agreement.

EXHIBIT B-1

Negative Assurance Statement of Wachtell, Lipton, Rosen & Katz

to be delivered in connection with Underwriting Agreement

Such counsel shall deliver a letter stating that such counsel has participated in conferences with representatives of and counsel for the Company and Tommy Hilfiger B.V., representatives of the independent registered public accounting firms of each of the Company and Tommy Hilfiger and representatives of and counsel for the Underwriters at which conferences the contents of the Registration Statement, Prospectus, Disclosure Package and related matters were discussed and, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, Prospectus or Disclosure Package (except as expressly provided in its opinions), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, as of its Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of the date hereof and as of the date of such letter (other than the financial statements and related schedules therein and notes thereto and the other financial, statistical and accounting information and accounting data included or omitted therein, as to which such counsel expresses no opinion or belief) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such letter, such counsel may rely as to matters of fact, to the extent counsel deems proper, on representations and certificates of responsible officers of the Company and Tommy Hilfiger and upon certificates from public officials.  Such counsel may assume, to the extent counsel deems proper, that all of the representations and warranties contained in the Agreement are accurate, true and correct (except to the extent they contain legal conclusions that are otherwise the subject of such letter).  Such counsel may assume, to the extent counsel reasonably deems proper, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as copies.

Capitalized terms used but not defined shall have the meanings assigned thereto in the Agreement.

The letter described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

EXHIBIT B-1

EXHIBIT B-2

FORM OF OPINION OF MARK D. FISCHER, ESQ., GENERAL COUNSEL OF THE COMPANY

1.

The Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on an annex to the opinion.

2.

Each of the Material Subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation with corporate power to own or lease its properties and conduct its business as described in the Prospectus.  All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.

3.

The execution, delivery and performance of the Agreement, the Indentures and the Notes, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance and sale of the Notes, and compliance by the Company with the terms and provisions thereof, and the application of the proceeds of such issuance and sale, as described in the Prospectus under the caption “Use of Proceeds,” to the best of such counsel's knowledge, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event of default with the giving of notice or the lapse of time, or both, would reasonably likely constitute a default) under the charter or by-laws (or similar organizational documents) of any Material Subsidiary or any statute or rule or regulation, or any order known to such counsel issued by any court or governmental agency or body having jurisdiction over any Material Subsidiary, or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would reasonably be likely to constitute a default) or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company under any indenture, mortgage, loan or credit agreement, note, lease, permit, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the assets or properties of the Company is subject, except for such breaches, violations or defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would not be reasonably expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement, the Indentures and the Notes.

4.

Except as disclosed in the Disclosure Package and the Prospectus, to the best of such counsel's knowledge but without having performed a docket search, there are no pending or threatened actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Agreement, the Indenture or the Notes.

5.

Except as described or summarized in the Disclosure Package and the Prospectus and with respect to the Series A Convertible Preferred Stock issued to LNK pursuant to the LNK SPA and to MSD pursuant to the MSD PSA and the registration rights granted the TH Shareholders pursuant to the Selling Stockholder Agreement between the Company and the TH Shareholders, dated the Closing Date), to such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

6.

Each of the documents incorporated by reference in the Preliminary Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act when it was filed with the Commission or when it became effective under the Exchange Act, as applicable, complied as to form with the requirements of the Exchange Act.

Such counsel state that such counsel has participated in conferences with other representatives of the Company and Tommy Hilfiger B.V., representatives of the independent registered public accounting firms of each of the Company and Tommy Hilfiger B.V. and representatives of and counsel for the Underwriters at which conferences the contents of the Registration Statement, Prospectus and Disclosure Package and related matters were discussed and, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, Prospectus and Disclosure Package (except as expressly provided in its opinions), nothing has come to the attention of such counsel to cause such counsel to believe that (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and as of the date of such counsel’s opinion or (C) the most recent Preliminary Prospectus, together with the Issuer Free Writing Prospectuses set forth on a schedule to such counsel’s opinion reasonably acceptable to counsel to the Underwriters, as of the Applicable Time (other than, with respect to the Registration Statement, Prospectus and most recent Preliminary Prospectus, the financial statements and related notes thereto and supporting schedules and other financial, statistical and accounting information and contained or incorporated by reference therein or omitted therefrom, as to which such counsel will express no view), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and the most recent Preliminary Prospectus, in light of the circumstances under which they were made) not misleading.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent counsel deems proper, on certificates or opinions of responsible officers of the Company and Tommy Hilfiger B.V. and upon certificates from public officials.  Such counsel may assume, to the extent counsel deems proper, the accuracy and completeness of all documents and records that such counsel has reviewed, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to such counsel as originals and the conformity to original documents submitted to such counsel as facsimile, or as certified, conformed or reproduced copies.  Capitalized terms used but not defined shall have the meanings assigned thereto in the Agreement.

EXHIBIT B-2

EXHIBIT B-3

FORM OF OPINION OF ISSUER'S DELAWARE COUNSEL

1.

The Company has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware.

2.

Under the General Corporation Law of the State of Delaware, the Company's Charter, and the Company's By-Laws, the Company has all necessary corporate power and authority (a) to own its properties and to conduct its business as described in the Prospectus and (b) to execute and deliver, and to perform its obligations under, the Agreement, the Indenture and the Notes.

3.

The execution and delivery by the Company of each of the Agreement, the Indenture and the Notes, and the performance of its obligations thereunder, will not contravene or conflict with Delaware law.

Capitalized terms used but not defined shall have the meanings assigned thereto in the Agreement.

Footnotes

1  Includes incremental.

EXHIBIT B-3